U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with and effective upon the completion of the sale by Silverstrand International Holdings Company Ltd. (“Silverstrand”), a subsidiary of Great China International Holdings, Inc. (“Great China”), of all of the outstanding equity interest in Shenyang Jitian Property Company, Ltd., (“Jitian”) to Beijing Capital Land Limited and Reco Ziyang Pte Limited, as described under Item 2.01 below, Great China’s subsidiary, Shengyang Maryland International Industry Company Limited (“Shenyang Maryland”) has entered into a Land Consolidation and Development Agreement with Jitian with respect to the Galaxy Bay Project (the “Development Agreement”). The Galaxy Bay Project (the “Project”) is a planned residential development to be located in the Chessboard Mountain International Tourism Development District in Shenyang City, and the land use rights to the Project are owned by Jitian. A copy of an English translation of the Development Agreement is filed herewith as Exhibit 10.2.

Under the Development Agreement, Shenyang Maryland is engaged, with respect to the Project, to arrange for necessary permitting, site preparation and installation of development infrastructure. As the developer/contractor, Shenyang Maryland will be paid a total of approximately RMB 104,000,000 (approximately $13.3 million) in staged amounts upon completion of different aspects of the development work provided for by the Development Agreement. Shenyang Maryland is obligated to pay any necessary sub-contractors on the Project for their work and materials. The agreement is a fixed-price contract, which means that Shenyang Maryland has agreed to complete its development work at fixed prices, and any cost overruns incurred in connection with the development work covered by the Development Agreement would therefore impact Great China’s profit with respect to such development work. It is estimated that the Project will take approximately one year to complete.

Item 2.01	Completion of Acquisition of Disposition of Assets

Effective December 8, 2006, Silverstrand completed the sale, previously announced in Great China’s Current Report on Form 8-K filed on November 27, 2006 (the “Original 8-K”) , of all of the outstanding equity interest in Jitian to Beijing Capital Land Limited and Reco Ziyang Pte Limited, all of the conditions to such completion, as described in the Original 8-K, having been met. A copy of the agreement pertaining to the sale of Jitian, as described in the Original
8-K and to which reference is made, is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description of Document
10.1	Equity Transfer Agreement dated November 20, 2006 between Silverstrand International Holdings Company Limited and each of Beijing Capital Land Limited and Reco Ziyang Pte Limited

10.2	Land Consolidation and Development Agreement between Shenyang Jitian Property Company Limited and Shengyang Maryland International Industry Company Limited

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: December 8, 2006	By:	/s/ Deng Zhi Ren
Deng Zhi Ren, Chief Executive Officer